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                                                                     EXHIBIT 2.2

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/02/2000
                                                           001051552-2625173

                             CERTIFICATE OF MERGER
                                       OF
                            CALICO ACQUISITION, INC.
                            (A DELAWARE CORPORATION)

                                 WITH AND INTO

                              CONNECTINC.COM, CO.
                            (A DELAWARE CORPORATION)

                        UNDER SECTION 251 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE


     The undersigned corporation, ConnectInc.com, Co., hereby certifies that:

     FIRST: The name and state of incorporation of each of the constituent corporations is: Calico Acquisition, Inc., a Delaware corporation (the "Disappearing Corporation"), and ConnectInc.com, Co., a Delaware corporation (the "Surviving Corporation").

     SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by the Disappearing Corporation and by the Surviving Corporation in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: The name of the Surviving Corporation is ConnectInc.com, Co.

     FOURTH: Upon the effectiveness of the merger, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as set forth in the Amended and Restated Certificate of Incorporation, attached hereto as Exhibit A.

     FIFTH: The executed agreement of merger is on file at the principal place of business of the Surviving Corporation at 515 Ellis Street, Mountain View, CA 94043.

     SIXTH: A copy of the agreement of merger will be furnished by the Surviving Corporation on request, and without cost, to any stockholder of the Disappearing Corporation or the Surviving Corporation.


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     IN WITNESS WHEREOF, the undersigned has executed and subscribed to this
Certificate of Merger on behalf of ConnectInc.com, Co. as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated herein are true.

DATED: February 1, 2000
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                                    ConnectInc.com, Co.,
                                    a Delaware corporation


                                    By: /s/ CRAIG D. NORRIS

                                       -----------------------------------------
                                    Name: Craig D. Norris
                                    Title: President and Chief Executive Officer


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                                   EXHIBIT A

                              AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION OF

                              CONNECTINC.COM, CO.,
                             A DELAWARE CORPORATION

     FIRST: The name of this corporation is ConnectInc.com, Co. (hereinafter sometimes referred to as the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle. The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, par value $0.0001 per share (the "Common Stock").

     FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts


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and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

     SIXTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

     SEVENTH: This Corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this Corporation are granted subject to this reservation.

     EIGHTH: To the fullest extent permitted by the Delaware General Corporation Law, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


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